Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

WHOLE FOODS MARKET, INC.

CONTENTS

SECTION 1 OFFICES			1

SECTION 2 SHAREHOLDERS			1
2.1	Annual Meeting		1
2.2	Special Meetings		1
2.3	Place of Meeting		1
2.4	Notice of Meeting		1
2.5	Waiver of Notice		2
	2.5.1	Waiver in Writing or by Electronic Transmission	2
	2.5.2	Waiver by Attendance	2
2.6	Fixing of Record Date for Determining Shareholders		2
	2.6.1	Meetings	2
	2.6.2	Consent to Corporate Action Without a Meeting	2
	2.6.3	Dividends, Distributions and Other Rights	3
2.7	Voting List		3
2.8	Quorum		3
2.9	Manner of Acting		4
2.10	Proxies		4
	2.10.1	Appointment	4
	2.10.2	Delivery to Corporation; Duration	4
2.11	Voting of Shares		4
2.12	Voting for Directors		5
2.13	Action by Shareholders Without a Meeting		5

SECTION 3 BOARD OF DIRECTORS			5
3.1	General Powers		5
3.2	Number and Tenure		5
3.3	Regular Meetings		6
3.4	Special Meetings		6
3.5	Meetings by Telephone		6
3.6	Notice of Special Meetings		6
	3.6.1	Personal Delivery	6
	3.6.2	Delivery by Mail	6
	3.6.3	Delivery by Private Carrier	6
	3.6.4	Facsimile, Electronic or Oral Notice	7
3.7	Waiver of Notice		7
	3.7.1	In Writing or by Electronic Transmission	7
	3.7.2	By Attendance	7
3.8	Quorum		7
3.9	Manner of Acting		7
3.10	Presumption of Assent		7
3.11	Action by Board or Committees Without a Meeting		7
3.12	Resignation		8
3.13	Removal		8
3.14	Vacancies		8
3.15	Committees		8
	3.15.1	Creation and Authority of Committees	8
	3.15.2	Minutes of Meetings	9
	3.15.3	Quorum and Manner of Acting	9
	3.15.4	Resignation	9
	3.15.5	Removal	9
3.16	Compensation		9

SECTION 4 OFFICERS		9

4.1	Number	9
4.2	Election and Term of Office	10
4.3	Resignation	10
4.4	Removal	10
4.5	Vacancies	10
4.6	Chairman of the Board	10
4.7	President	10
4.8	Vice President	11
4.9	Secretary	11
4.10	Treasurer	11
4.11	Salaries	11

SECTION 5 CONTRACTS, LOANS, CHECKS AND DEPOSITS		11
5.1	Contracts	11
5.2	Checks, Drafts, Etc.	12
5.3	Deposits	12

SECTION 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER		12
6.1	Issuance of Shares	12
6.2	Certificates for Shares	12
6.3	Share Records	12
6.4	Restriction on Transfer	12
6.5	Transfer of Shares	13
6.6	Lost or Destroyed Certificates	13
6.7	Shares of Another Corporation	13

SECTION 7 BOOKS AND RECORDS		13

SECTION 8 ACCOUNTING YEAR		13

SECTION 9 INDEMNIFICATION		14
9.1	General	14
9.2	Insurance	15

SECTION 10 AMENDMENTS OR REPEAL		16

BYLAWS

SECTION 1 OFFICES

The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the State of Texas, as the Board may designate or as the business of the corporation may require from time to time. The registered office and registered agent of the corporation is set forth in the Certification of Formation and may be altered by resolution of the Board.

SECTION 2 SHAREHOLDERS

2.1	Annual Meeting

The annual meeting of the shareholders shall be held each year within the fiscal year following the fiscal year end of the corporation, at a date, time and location determined by resolution of the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting.

2.2	Special Meetings

The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose. Holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the shareholders for any purpose by giving notice to the corporation as specified in subsection 2.4 hereof.

2.3	Place of Meeting

All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Texas designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the shareholders entitled to notice of the meeting. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a shareholders' meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

2.4	Notice of Meeting

Notice of the place, if any, date, and time of all meetings of the shareholders and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”), or the Certificate of Formation of the corporation). When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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2.5	Waiver of Notice

2.5.1	Waiver in Writing or by Electronic Transmission

Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Certificate of Formation or the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.5.2	Waiver by Attendance

The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6	Fixing of Record Date for Determining Shareholders

2.6.1	Meetings

For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of and to vote at the meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.6.2	Consent to Corporate Action Without a Meeting

For the purpose of determining shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the TBOC, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the TBOC, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

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2.6.3	Dividends, Distributions and Other Rights

For the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.7	Voting List

A complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of shares and showing the address of each such shareholder and the number of shares registered in his or her name, shall be open to the examination of any such shareholder for a period of at least 10 days prior to the meeting in the manner provided by law. The share list shall also be open to the examination of any shareholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them. If any shareholders are participating in the meeting by means of remote communication, the list must be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders in the meeting notice.

2.8	Quorum

A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the shareholders; unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a quorum is represented at a meeting, the chairman of the meeting, or a majority of the shares so represented, may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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2.9	Manner of Acting

In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Formation or the TBOC. Where a separate vote by a class or classes or series is required, if a quorum of such class or classes or series is present, the affirmative vote of the majority of outstanding shares of such class or classes or series present in person or represented by proxy at the meeting shall be the act of such class or classes or series. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

2.10	Proxies

2.10.1	Appointment

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. Such authorization may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature, or transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a shareholder has authorized another person to act as proxy for such shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.10.2	Delivery to Corporation; Duration

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid 11 months after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.11	Voting of Shares

Except as otherwise required by the Certificate of Formation, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of shareholders shall be entitled to one vote upon each such issue.

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2.12	Voting for Directors

Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.13	Action by Shareholders Without a Meeting

Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in the first paragraph of this Section. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 6.203 of the TBOC. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 3 BOARD OF DIRECTORS

3.1	General Powers

The business and affairs of the corporation shall be managed by the Board.

3.2	Number and Tenure

The number of directors who shall constitute the whole Board shall be such number as the Board shall from time to time have designated, except that in the absence of any such designation, such number shall be three. Each Director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directorships is increased between annual meetings of the shareholders, a majority of the Directors then in office shall have the power to elect such new Directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directorships shall not become effective until the expiration of the term of the Directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

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3.3	Regular Meetings

Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. A notice of each regular meeting shall not be required.

3.4	Special Meetings

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Texas as the place for holding any special meeting called by them.

3.5	Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1	Personal Delivery

If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.6.2	Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.6.3	Delivery by Private Carrier

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

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3.6.4	Facsimile, Electronic or Oral Notice

If notice is delivered by wire or wireless equipment such as facsimile, email, or other electronic means, or if delivered orally, whether by phone or in person, the notice shall be deemed effective when dispatched at least two days before the meeting to a Director at his or her contact number(s) or electronic address(es) appearing on the records of the corporation.

3.7	Waiver of Notice

3.7.1	In Writing or by Electronic Transmission

Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Certificate of Formation or the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.7.2	By Attendance

The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.8	Quorum

One third of the total number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting. If a quorum shall fail to attend any meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9	Manner of Acting

The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Formation or the TBOC.

3.10	Presumption of Assent

A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.11	Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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3.12	Resignation

Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13	Removal

At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

3.14	Vacancies

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

3.15	Committees

3.15.1	Creation and Authority of Committees

The Board may, by resolution passed by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to (a) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 21.416(c)(1) of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (b) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (c) approving a plan of merger, share exchange or conversion of the corporation, (d) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, (e) recommending to the shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (f) amending, altering, or repealing these Bylaws or adopting new bylaws, (g) filling vacancies on the Board; (h) filling vacancies on or designating alternate members of a committee of the Board, (i) filling a vacancy to be filled because of an increase in the number of directors, (j) electing or removing officers of the corporation or members or alternate members of a committee of the Board; (k) setting the compensation of the members or alternate members of a committee of the Board or (l) amending or repealing a resolution of the Board that states that it may not be amended or repealed by a committee of the Board.

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3.15.2	Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.3	Quorum and Manner of Acting

One third of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a quorum is present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.15.4	Resignation

Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15.5	Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.16	Compensation

By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4 OFFICERS

4.1	Number

The corporation will have a President and a Secretary and may have a Treasurer, as well as one or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, as may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

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4.2	Election and Term of Office

The officers of the corporation shall be elected annually by the Board at the first Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3	Resignation

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4	Removal

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5	Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6	Chairman of the Board

If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting and shall have the power to sign certificates for shares of the corporation.

4.7	President

The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board and, subject to the Board’s control, shall supervise and control all the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

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4.8	Vice President

In the event of the death of the President or his or her absence or inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

4.9	Secretary

The Secretary shall be responsible for preparation of minutes of meetings of the Board and shareholders, maintenance of the corporation’s records and share registers, and authentication of the corporation’s records; shall have the power to sign certificates for shares of the corporation; and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	Treasurer

If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall: have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11	Salaries

The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5 CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1	Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

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5.2	Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.3	Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1	Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2	Certificates for Shares

Each holder of shares represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by such holder. Any or all of the signatures on the certificate may be by facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the shares of the corporation; and, when such appointments shall have been made, no share certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

6.3	Share Records

The share transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the share transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4	Restriction on Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, that reads substantially as follows:

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“The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law.”

6.5	Transfer of Shares

The transfer of shares of the corporation shall be made only on the share transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6	Lost or Destroyed Certificates

In the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

6.7	Shares of Another Corporation

Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation.

SECTION 7 BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, share transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

SECTION 8 ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

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SECTION 9 INDEMNIFICATION

9.1	General

The corporation shall indemnify persons who are or were, at any time during which this Section 9.1 is in effect (whether or not such person continued to serve in such capacity at the time the indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the corporation both in their capacities as directors and officers of the corporation and, if serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a director or officer or to serve in any of such other capacities and shall inure to the benefit of his or her heirs, executors and administrators.

The corporation shall indemnify persons who are or were, at any time during which this Section 9.1 is in effect (whether or not such person continued to serve in such capacity at the time the indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), an employee or agent of the corporation, or persons who are not or were not employees or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of the corporation, such persons are referred to herein as “Corporate Functionaries”) against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (b) an appeal in such an action, suit or proceeding, or (c) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC, and the corporation may indemnify such persons to the extent permitted by the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of his or her heirs, executors and administrators. Any director, officer, trustee, employees (but only those employees serving in an administrative capacity (x) as a fiduciary, (y) dealing with the corporation’s international, national or regional financial matters, or (z) handling international, national or regional Team Member Services matters), agent, or similar functionary of any of the corporation’s direct or indirect wholly owned subsidiaries, shall be deemed to be serving in such capacity at the request of the corporation.

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The rights to indemnification conferred in this Section 9.1 shall include the right to be paid by the corporation the reasonable expenses incurred in defending any such action, suit or proceeding, in advance of its final disposition (such advances to be paid by the corporation within 30 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time), to the maximum extent permitted by the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader advancement rights than said law permitted the corporation to provide prior to such amendment), subject only to such written affirmation or undertaking as may be required to be furnished by the claimant under the TBOC. The rights conferred upon Corporate Functionaries in this Section 9.1 shall be contract rights that vest at the time of such person’s service to or at the request of the corporation and such rights shall continue as to any such person who has ceased to so serve and shall inure to the benefit of such person’s heirs, executors and administrators. The rights conferred upon Corporate Functionaries in this Section 9.1 shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise and cannot be terminated by the corporation, the Board or the shareholders of the corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Section 9.1 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Corporate Functionary or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

9.2	Insurance

The corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the corporation would have the power to indemnify him or her against the liability under the TBOC or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (a) create a trust fund, (b) establish any form of self-insurance, (c) secure its indemnification obligation by grant of any security interest or other lien on the assets of the corporation, or (d) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the corporation or its affiliates or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

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SECTION 10 AMENDMENTS OR REPEAL

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the Directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the shareholders.

Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

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